Exhibit 10(c)
September 25, 2009
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201
Attention: Beverly S. Burger
     Re: Second Amendment to Reimbursement Agreement
     Ladies/Gentlemen:
     Please refer to the Letter of Credit Reimbursement Agreement dated as of November 30, 2007 (as previously amended, the “Reimbursement Agreement”) between Consumers Energy Company (the “Company”) and The Bank of Nova Scotia (the “Bank”). Capitalized terms used but not defined herein have the respective meanings set forth in the Reimbursement Agreement.
     The Company and the Bank agree as follows:
1. Amendments. Effective as of November 30, 2009, the Reimbursement Agreement shall be amended as set forth below:
(a) The definitions of “Commitment Amount” and “Expiration Date” shall be amended in their entirety to read as follows, respectively:
“Commitment Amount” means $30,000,000.
“Expiration Date” means November 30, 2010.
     (b) Schedule 1 shall be deleted in its entirety and replaced by Schedule 1 hereto.
     2. Amendment Fee. In consideration of the amendments to the Reimbursement Agreement set forth herein, the Company agrees to pay to the Bank, in immediately available funds on the date of the execution and delivery hereof by the parties hereto, an amendment fee of $300,000.00.
     3. Confirmation. The Company confirms to the Bank that each Transaction Document (a) continues in full force and effect on the date hereof after giving effect to this letter agreement and (b) is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
     4. Effectiveness. This letter amendment shall become effective on the date on which the Bank has received counterparts of this letter amendment signed by the Company.
     5. Reference in Other Documents. After the date of the effectiveness hereof, references to the Reimbursement Agreement in any other agreement or document (including any other Transaction Document) shall be references to the Reimbursement Agreement as amended hereby.
     6. Miscellaneous. Except to the extent expressly set forth herein, all of the terms and conditions of the Reimbursement Agreement and the other Transaction Documents shall remain unchanged and in full force and effect.

     6. Counterparts. This letter amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.
     7. Governing Law. This letter amendment shall be a contract made under and governed by the internal laws of the State of New York.
     Please evidence your agreement to the foregoing by signing and returning a counterpart of this letter agreement to the Bank.

THE BANK OF NOVA SCOTIA

By: Name:	/s/ Thane Rattew Thane Rattew
Title:	Managing Director

CONSUMERS ENERGY COMPANY

By:
Name:
Title:

Signature Page to Second Amendment to Reimbursement Agreement
     5. Reference in Other Documents. After the date of the effectiveness hereof, references to the Reimbursement Agreement in any other agreement or document (including any other Transaction Document) shall be references to the Reimbursement Agreement as amended hereby.
     6. Miscellaneous. Except to the extent expressly set forth herein, all of the terms and conditions of the Reimbursement Agreement and the other Transaction Documents shall remain unchanged and in full force and effect.
     6. Counterparts. This letter amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.
     7. Governing Law. This letter amendment shall be a contract made under and governed by the internal laws of the State of New York.
     Please evidence your agreement to the foregoing by signing and returning a counterpart of this letter agreement to the Bank.

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

CONSUMERS ENERGY COMPANY

By:	/s/ Laura L. Mountcastle
Name:	Laura L. Mountcastle
Title:	Vice President and Treasurer

Signature Page to Second Amendment to Reimbursement Agreement
SCHEDULE 1
FEES
     Effective on November 30, 2010 and thereafter, the Commitment Fee Rate and the LC Commission Fee Rate shall be determined pursuant to the table below.

		Commitment Fee	LC Commission Fee
	Specified Rating	Rate (per annum)	Rate (per annum)
Level 1	A-/A-/A3	35 bps	125 bps
Level 2	BBB+/BBB+/Baal	40 bps	150 bps
Level 3	BBB/BBB/Baa2	45 bps	175 bps
Level 4	BBB-/BBB-/Baa3	60 bps	225 bps
Level 5	BB+/BB+/Bal	75 bps	300 bps
Level 6	<BB/BB/Ba2	100 bps	400 bps
     The “Rating” from S&P, Fitch or Moody’s shall mean (a) at any time prior to the FMB Release Date, the rating issued by such rating agency and then in effect with respect to the Senior Debt, and (b) at any time thereafter, the rating issued by such rating agency and then in effect with respect to the Company’s senior unsecured long-term debt (without credit enhancement).
     (a) If each of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be (i) if two of such Ratings are the same, such Ratings; and (ii) if all such Ratings are different, the middle of such Ratings.
     (b) If only two of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be the higher of such Ratings; provided that if a split of greater than one ratings category occurs between such Ratings, the Specified Rating shall be the ratings category that is one category below the higher of such Ratings.
     (c) If only one of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be such Rating.
     (d) If none of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be BB/BB/Ba2. 5256000
Schedule 1 to Second Amendment to Reimbursement Agreement